Exhibit 99.1


                                Technical Report

                                     on the

                                 RIVER PROPERTY

                             Central Quebec, Canada


                              Latitude: 52(0) 11'N
                             Longitude: 72(0) 22' W
                                   NTS: 33A01

                                       For

                              JASPER VENTURES INC..

                                       By

                             Andre M Pauwels, P.Geo

                                November 2, 2007

                                TABLE OF CONTENTS

1.0   Summary................................................................1
2.0   Introduction and Terms of Reference....................................1
3.0   Reliance on other experts..............................................1
4.0   Property description and Location......................................1
5.0   Accessibility, Climate, Local Resources, Infrastructure and
      Physiography...........................................................4
6.0   Property History.......................................................4
7.0   Geological Setting.....................................................4
8.0   Deposit Types..........................................................6
9.0   Mineralization.........................................................6
10.0  Exploration............................................................9
11.0  Drilling...............................................................9
12.0  Sampling Method and Approach...........................................9
13.0  Sample Preparation, Analysis and Security..............................9
14.0  Data Verification.....................................................10
15.0  Adjacent Properties...................................................10
16.0  Mineral Processing and Metallurgical Testing..........................10
17.0  Mineral Resource and Mineral Reserve Estimate.........................10
18.0  Other Relevant Data and Information...................................10
19.0  Interpretation and Conclusions........................................10
20.0  Recommendations.......................................................11
21.0  References and Literature.............................................13
22.0  Date and Signature Page...............................................14
23.0  CERTIFICATE OF QUALIFIED PERSON.......................................15

                                     TABLES

TABLE I  RIVER CLAIMS........................................................4
TABLE II BUDGET.............................................................11
                                     FIGURES

FIGURE 1 LOCATION RIVER......................................................3
FIGURE 2 REGIONAL GEOLOGY RIVER CLAIMS.......................................6
FIGURE 3 AREA TARGETS FOR KIMBERLITE PROSPECTING.............................9

1.0 SUMMARY

The RIVER claims are located in the Otish mountains of Central Quebec, an area with active diamond exploration since 1996. The claims are situated 10 km northwest of the Tichegamie cluster of kimberlites and cover an area that was selected as favourable through a systematic technique using topographic features of the area. It is recommended to explore the claims in a two phase program. The first phase consists of prospecting and rock sampling of the whole property and an inspection of the available aeromagnetic surveys for kimberlite signatures for a cost of US $ 19,000.

2.0 INTRODUCTION AND TERMS OF REFERENCE

The author, a registered member of the British Columbia Association of Professional Engineers and Geoscientists and independent of JASPER VENTURES INC., was retained by JASPER VENTURES INC., to study all documentation of the RIVER Diamond Prospect in Central Quebec, Canada and to recommend an exploration program if warranted. The author examined all available documentation about the property and recommends a multistage exploration program to realize the potential of the property.

3.0 RELIANCE ON OTHER EXPERTS

The report is based upon government publications and assessment reports which are publicly available in the assessment files on the website of the Ministere de Ressources Naturelles et Faune , Quebec.

4.0 PROPERTY DESCRIPTION AND LOCATION

The River property is located in Central Quebec, 320 km northeast of the City of Chibougamau on NTS map sheet 33A01, Latitude: 52(0) 11'N and Longitude: 72(0) 22' W (see FIGURE 1). The property consists of 19 cells (see FIGURES 2, 3) in one contiguous block and are 100% owned by Jasper Ventures Inc. The area of the mineral claims is unencumbered Crown Land with no existing liens, claims or restrictions of any sort.

                                    FIGURE 1
                   [MAP SHOWING THE CLAIM LOCATION RIVER]

In Quebec mineral claims are defined by geographic coordinates and can be acquired by application by letter or via an internet portal maintained by the Quebec government at:

https://gestim.mines.gouv.qc.ca/MRN_GestimP_Presentation/ODM02101_login.aspx.

Records of all Mineral Titles and claim applications can also be inspected at the same site The status of the River claims were verified by the author at this website and is reported in TABLE 1 below:

                      TABLE 1 RIVER CLAIMS NTS 33A1 QUEBEC

                                                                                    Work       Fees
                       Surface                                                     required   required
NTS Map                 area                               Inscriptin    Expiry      for        for
sheet    Row   Column   (Ha)    Type   Title No  Status       date        date     renewal $  renewal $      Owner
-----    ---   ------   ----    ----   --------  ------       ----        ----     ---------  ---------      -----
                                                                                                         Jasper Ventures
33A01     22   15       52,86    CDC   2134180   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   16       52,86    CDC   2134182   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   17       52,86    CDC   2134184   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   18       52,86    CDC   2134186   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   19       52,86    CDC   2134188   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   15       52,85    CDC   2134190   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   16       52,85    CDC   2134192   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   17       52,85    CDC   2134194   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   18       52,85    CDC   2134196   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   19       52,85    CDC   2134198   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   20       52,85    CDC   2134200   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   16       52,84    CDC   2134202   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   17       52,84    CDC   2134204   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   18       52,84    CDC   2134207   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   19       52,84    CDC   2134209   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   20       52,84    CDC   2134211   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     25   16       52,83    CDC   2134213   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     25   17       52,83    CDC   2134214   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     25   18       52,83    CDC   2134216   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%

The River claims were applied for on September 28, 2007 and were inscribed in the register on October 30, 2007 and are valid until October 29, 2009. In order to keep the claims in good standing for an additional 2 year period, exploration work has to be done before the expiry date and fees need to be paid. In addition the work has to be reported before the expiry date to the authorities by a qualified person. Total minimum work requirements are C$ 2,565 and the fees to record the work are C $ 2,185 for a total of C $ 4,750.

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The property is situated in the Otish Mountains, 320 km northeast of the town of Chibougamau, near the geographic centre of the Province of Quebec (see Figure
1). The nearest population centre is the Cree Village of Mistissini, 85 km by road north of Chibougamau. The nearest all weather road is the access road from Mistissini to the float plane base at Riviere Temiscamie, where a single Turbo-Otter float-plane is stationed and available for charter. The distance from Temiscamie to the property is 165 km. There is no permanent population or developed infrastructure in the area, with the exception of the winter road from Riviere Temiscamie to The East Main Gold mine, which passes 15 km east of the claims. The only economic activity in the area, apart from mineral exploration, is seasonal trapping and hunting by Cree villagers from Mistissini. The property can be reached by float plane (summer) or ski plane (winter) from Riviere Temiscamie or alternatively a helicopter can be chartered in Chibougamau. Personnel experienced in expediting, exploration surveys and camp construction is available in the village of Mistissini. The Town of Chibougamau, a mining town, is the regional population centre with many services and amenities for

6.0 PROPERTY HISTORY

Like most areas of Quebec the general area of the River claims has been mapped geologically at a scale of 1/250,000 and has been subjected to aeromagnetic suveys on widely spaced lines (800 m apart) by government surveys. The only known exploration performed in the area of the River claims was an airborne magnetometer survey completed in 2003 by Ditem Explorations Ltd (Brack 2005) over a large area, including the present River Property.

7.0 GEOLOGICAL SETTING

The River property is located within the Achaean age (2.7 to 2.9 Ga), Superior Craton of the Canadian Shield. Regional geological mapping of the area was published in 1984 (Hocq 1985 - see figure 2). The main lithologies in the area are foliated granite and granite gneiss. The metamorphic grade is mainly amphibolites facies. The predominant direction of foliation is north-northeast. Metavolcanic and metasedimentary rocks of the Eastmain greenstone belt occur 10

                                    FIGURE 2
                       MAP SHOWING THE REGIONAL GEOLOGY]



km north of the property. And 20 km to the southeast of the property are outcrops the Proterozoic age sediments of the Otish Basin. Proterozoic dykes, typically a few tens of meters wide and composed of diabase, crosscut all lithologies.

Large tract in the area are mantled with quaternary age glacial sediments. Glacial movement in the area, as indicated by eskers and striae, is NNE to SSW.

                              FIG 2 GEOLOGY LEGEND

                           ARCHEAN -SUPERIOR PROVINCE

 S9   Granitic rocks, generally foliated

S8A Granitic rock, pink color, gneissic -contains locally gneiss and migmatite Mixed gneiss, gneissic migmatite

S8D   Quartzo-feldspatic gneiss

      Metasediments
 S4   Greywacke, pebble conglomerate, arkose often gneissic , massive quartzite

      Metavolcanics, intermadiate, mafic and ultramafic
 S2 Volcano clastic rocks, amphibolite facies, layered amphibolite (amphibolite tuff), green schist

8.0 DEPOSIT TYPES

No economic mineral deposits have been defined on the property to date. The property has potential for diamantiferous kimberlitic intrusions.

In general diamantiferous kimberlite intrusions or pipes are found in the thickest parts of old Archean Cratons and the intrusions arise along deep seated structures. A lithosphere crust of at least 150-200 km thick is required to ensure fertile conditions for the formation and preservation of diamonds. The Otish Mountains are an area of thick Archean crust and therefore favourable for diamantiferous kimberlites. (Moorehead, 1999, 2000). These conditions have now amply been demonstrated by the discovery of several diamantiferous kimberlites in the area surrounding the claims since 2001.

9.0  MINERALIZATION

There is no known mineralization on the property.

The Otish mountain area in Central Quebec has been the focus of diamond exploration in Canada since 1996. The first kimberlite occurrence discovered in the Otish Mountains was the fortuitous consequence of a 1975 drilling program for uranium at Lac Beaver, and was first recognized to contain diamonds in 1998. This kimberlite pipe however was found to be too lean for further development.

Nevertheless this first find spurred till sampling surveys over large areas in the Otish Mountains by several companies. This resulted in a total of at least 24 kimberlite finds in 5 separate areas:

     * Foxtrot Property: 9 pipes and 4 dykes, all diamantiferous. Several pipes have been bulk sampled with encouraging diamond contents first published in 2005 (Ashton Mining of Canada Ltd. News releases)

     * Portage : 1 dyke in the area of Foxtrot found in 2005 ( Majescor Resources News Releases)

     * Lac Beaver: 2 pipes, diamantiferous but low grade. 120 km SSW of Foxtrot

     * Tichegami: 4 pipes, 20 km NE of Lac Beaver (Ditem Explorations Inc - News Releases)

     *    Dios: 4 pipes and dykes south of Beaver Lake

An analysis of the exploration activity since 1996 shows that the principal exploration tools used were regional, widely spaced (like 500m by 2000 m spacing), till sampling for diamond and kimberlite indicator minerals and detailed (often 75-100 meter spaced lines) aeromagnetic surveys. Typically aeromagnetic anomalies within areas with anomalous indicator minerals were then tested with drilling. One or both techniques found all the above kimberlite pipes except the first one at Lac Beaver. It is also clear from Canada's diamond exploration history that this exploration technique misses many kimberlite pipes because many kimberlite pipes are not expressed in till sample results and many kimberlite pipes do not have a recognizable magnetic signature. Another shortcoming with these techniques is that usually a very large a number of magnetic anomalies is generated, too many for drill testing. Of importance to note is that although prospecting for kimberlite has not been done much in the Otish area and though none of the Otish kimberlite pipes was discovered that way, at least 4 of the pipes (at Foxtrot and by Dios) have outcrop and several more have boulder trains of kimberlite. Clearly prospecting could have located these pipes. The caveat is that the area is too large for prospecting. Prospecting could only be rewarding if one could geographically narrow the areas with a high probability of containing kimberlite pipes.

Prospecting success has many advantages especially for junior exploration companies. Prospecting will broaden the spectrum of findable kimberlite pipes to include those that have no magnetic signature and/or have no expression in till samples. A prospecting discovery also has the advantage of greatly shortening the exploration time of a discovery. Outcrops can be immediately sampled and meaningfully tested for diamond content in a short span of time.

                                    FIGURE 3
              [MAP SHOWING AREA TARGETS FOR KIMBERLITE PROSPECTING]



A targeting technique for locating prospective areas for kimberlites, sufficiently small to make prospecting feasible, was developed by the author based on the well known fact that kimberlite pipes are more erosion-prone than most other rock types found in Canada's glacially eroded landscape and consequently are often found in small depressions under lakes and ponds. The technique was "tested" on known kimberlite clusters in the Otish area and singled out most of these areas as "anomalies". For reasons of confidentiality, the elements and parameters used are not fully described here: Briefly a systematic and normalized count was done over large geographic areas of all small lakes. Several adjustment factors were added to take into account erosional features unrelated to bedrock geology and a factor was added to take local geology into account. A total of 5 map sheets (approximately 5000 km2) were examined. This includes the Renard, Tichegami and Beaver lake kimberlite clusters. A clear anomaly was found over the Beaver Lake and Renard kimberlite clusters. Of immediate importance is that a few other areas with very anomalous results were noted and are situated all within 50 km of the known kimberlite pipes. The River claims cover a portion of one such area.

Adjusted counts of small lakes for the area of the River claims are illustrated in Figure 3. The area of the River property is highly anomalous.

Recent advances in geochemistry, especially MMI (Mobile Metal Ions) techniques have the capacity to outline kimberlite bodies that are fully or in part covered by overburden (Fedikow, 2005). This sampling technique would be appropriate to test the presence of kimberlite in overburden covered aeromagnetic anomalies, or to test up-ice of kimberlite boulder trains. This technique will be faster and less expensive than heavy mineral sampling techniques widely used for reconnaissance and more detailed exploration.

10.0  EXPLORATION

No exploration has been done by Jasper Ventures on the property. .

11.0  DRILLING

There is no record of any drilling on this property

12.0  SAMPLING METHOD AND APPROACH

There is no record of any sampling on the property

13.0  SAMPLE PREPARATION, ANALYSIS AND SECURITY

There is no record of any sampling on the property

14.0  DATA VERIFICATION

There is no record of any sampling on the property

15.0  ADJACENT PROPERTIES

No specific information about adjacent properties is given in this report

16.0  MINERAL PROCESSING AND METALLURGICAL TESTING

There is no mention or record of any mineral processing or metallurgical testing on samples from the property.

17.0  MINERAL RESOURCE AND MINERAL RESERVE ESTIMATE

No mineral resources or mineral reserves have been located on the property. .

18.0  OTHER RELEVANT DATA AND INFORMATION

All available and relevant technical reports and data relating to the River Property have been reviewed by the author and the parts relevant to the evaluation of the River Property and the recommendations in this report have been used to compose this report. The author is not aware of any information not used for this report the omission of which could make this report erroneous or misleading.

19.0  INTERPRETATION AND CONCLUSIONS

     1.   The River property is located in the Otish Mountains diamond camp.

     2. The River property is located 10 km northwest of the Tichegamie kimberlite cluster.

     3. Detailed aeromagnetic coverage of the area is available in public files from previous explorers

     4. The presence of anomalously high counts of small lakes makes this 10 km2 property prospective for the presence of kimberlite pipes.

20.0 RECOMMENDATIONS

Exploration for diamantiferous kimberlites is recommended on the River property. Exploration should proceed according to the following business plan:

Phase 1 Data Evaluation and Prospecting Aeromagnetic data for the claim area should be researched for anomalies potentially caused by kimberlite. Priority areas for prospecting will be any such aeromagnetic anomalies . A team of 2 prospectors can systematically cover the area to prospect for kimberlite rocks in float or in outcrop in 10 to 15 days. Any kimberlite rock found will be sampled and analyzed for diamonds and diamond indicator minerals.

Phase 2 Geochemical sampling: All aeromagnetic kimberlite targets found will be prospected in detail and systematic soil sampling will be done along lines spaced no more than 100 m apart and with samples at 50 or 25 meter intervals. Aeromagnetic targets totally covered by overburden should also be sampled. Sampling methods should follow the MMI protocol and samples need to be analyzed at a specialized MMI laboratory. Positive results will be the outline of kimberlite bodies, through indicator element signatures. Total duration of the field campaign depends on the number of targets present. Duration will be 1 to 2 days per target for a 2 person prospecting-sampling crew. Processing of samples during summer can be up to 6 weeks

Phase 3 Drilling: Positive targets will need to be drill tested, The amount of drilling will depend on the success of phase 1 and 2.

                                 TABLE 2 BUDGET

PHASE 1   PROSPECTING AND RESEARCH                           C $            US $
----------------------------------                          -----          -----
Mobilization anf travel cost to Chibougamau                 2,500          2,375
Prospector 8 days @ $375/day                                2,800          2,660
Assisstant  8 days @ $275/day                               2,200          2,090
Camping equipment and food                                  2,500          2,375
Floatplane rental                                           6,000          5,700
Organization planning and aeromagnetic research             4,000          3,800
                                                           ------         ------
                                                   TOTAL   20,000         19,000
PHASE 2  GEOCHEMICAL SAMPLING
Mobilization anf travel cost to Chibougamau                 2,500          2,375
Technician 15 days @ $400/day                               6,000          5,700
Assisstant 15 days @ $275/day                               4,125          3,919
Camping equipment and food                                  2,500          2,375
Floatplane rental                                           6,000          5,700
Sampling equipment                                            600            570
MIM  analysis  250 samples @ C$35                           8,750          8,313
Sample shipping                                               500            475
Drafting Interpretation and report                          8,000          7,600
Assessment fees                                             2,000          1,900
Organization planning and aeromagnetic research             3,000          2,850
                                                   TOTAL   43,975         41,776
                                                           ------         ------
OVERALL TOTAL                                                             60,776
                                                                          ======

21.0  REFERENCES AND LITERATURE

2001-7        Ashton Mining of    News Releases at  www.sedar.com
              Canada Inc.

2005          Brack, W            Assessment Report on the Tichegamie River and
                                  Beaver Lake Projects, Rock sampling, Diamond drilling, Aeromagnetic Survey, Report for
                                  Ditem Explorations Inc. GM 61522

2003          Chapman, I          Assessment Report on the Tichegamie River and
                                  Beaver Lake Projects , Rock sampling, Diamond drilling Report for Ditem Explorations Inc.
                                  GM 60515

2002-5        Ditem               2002 News Releases at  www.sedar.com
              Explorations Inc.


2006          Fedikow, M          MMI-D Signature of C14 Kimberlite Pipe,
                                  Clifford Township, Kirkland Lkae, Canada -
                                  Power point Presenation for Mount Royal Res.
                                  Ltd

1985          Hocq, M             Geologie de la Region des Lacs Campan et
                                  Cadieux, Territoire-du -Nouveau-Quebec:
                                  Geological map 1/100,000, Querpub, Publication de Mines, Energy et Ressources naturelles, Quebec

2005          Majescor            News Releases at  www.sedar.com
              Explorations Ltd

2000          Moorehead e.a.      Kimberlites et Diamants dans le Nord du Quebec
                                  PRO 2000-05

1999          Moorehead e.a.      Kimberlites, Lineaments and Crustal Rifts in
                                  Quebec, Ministere des Ressources Naturelles
                                  Quebec  MB 99-35

22.0  DATE AND SIGNATURE PAGE

This report titled "Technical Report on the River Property" and dated November 2nd , 2007 was prepared and signed by the following author


/s/ "Andre M Pauwels"
------------------------------

Dated at Vancouver, British Columbia
November 2nd, 2007

23.0 CERTIFICATE OF QUALIFIED PERSON

                          CERTIFICATE OF QUALIFICATIONS

                             Andre M. Pauwels P.Geo
                              Consulting Geologist
                  4900 Mariposa Court Richmond BC 604 240 8560

I,  Andre M.  Pauwels, P. Geo., do hereby  certify that:

     1. I am a Consulting Geologist and have an office at my residence at 4900, Mariposa Court in Richmond B.C., V7C 2J9, Canada and serve as a director of Dundarave Resources Inc. and Goldworld Resources Ltd.. Both companies are listed on the TSX Venture Exchange and unrelated to JASPER VENTURES INC.,

     2. I graduated in 1970, from the State University of Ghent, Belgium with a B.Sc. Science, Geology.

     3.   I am  a  Professional  Geoscientist,  member  of  the  Association  of
          Professional   Engineers  and   Geoscientist   of  British   Columbia,
          registration number 20157, and in good standing since 1993

     4. I have practised Mineral Exploration continuously since September 1970 as a staff geologist for Union Miniere Explorations, Canada from 1970 to 1980, as a Senior Geologist for Bethlehem Copper Corp. in 1981,as a Senior Geologist, later Exploration Manager, for Cominco Ltd from 1981 to 2001 and as an independant consultant since 2001 . I acquired experience in exploring for porphyry copper, gold, lead-zinc, uranium and diamond deposits and practiced my profession in Canada, USA, Chile, Argentina, Peru, Ecuador, Guyana, Suriname, Brazil, Thailand, Morocco, Saudi Arabia, Iran, Vanuatu and Indonesia.

     5. I am responsible for the preparation of all sections of the Report entitled "Technical Report - River Claims" and dated November 2, 2007, relating to the River Property.

     6. I have had no prior involvement with the River Property that is the subject of the Report.

     7. I am not aware of any material fact or material change, with respect to the subject matter of the Report, which is not reflected in the report, and of which the omission to disclose would make this Report misleading.

     8.   I am independent of JASPER VENTURES INC.,

     9. I consent to the filing of this Report with any stock exchange or other regulatory authority and any publication by them for regulatory purposes, including electronic publication in public company files on their websites accessible by the public, of the Report.

Vancouver, BC

Dated this 2nd Day of November, 2007.

SIGNED

/s/ "Andre M Pauwels"
--------------------------------
Andre M Pauwels

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